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EXHIBIT 23.1





                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Uni-Marts, Inc. on Form S-8 of our report dated November 5, 2001, except for Note G as to which the date is December 5, 2001, appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 2001.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
August 12, 2002




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